Exhibit 99.1

FTD COMPANIES, INC. AND PROVIDE COMMERCE TO COMBINE BUSINESSES CREATING A FLORAL AND GIFTING COMPANY WITH ANNUAL REVENUE OF OVER $1 BILLION

- Diversifies and Expands Floral and Gift Offerings,

Broadens Consumer Reach and Enhances Shopping Experience

- Expected to be Accretive to FTD’s 2015 Cash Earnings Per Share
Excluding Transaction-Related and Integration Costs

- More Than $25 Million of Annualized Cost Synergies Expected

DOWNERS GROVE, Ill. & ENGLEWOOD, Colo. (July 30, 2014) — FTD Companies, Inc. (“FTD”) (NASDAQ: FTD) and Liberty Interactive Corporation (“Liberty”) (NASDAQ: LINTA, LINTB, LVNTA, LVNTB) today announced that they have executed a definitive agreement under which FTD will acquire Liberty’s Provide Commerce floral and gifting businesses. Under the terms of the $430 million transaction, Liberty will receive 10.2 million shares of FTD common stock representing 35% of the combined company and $121 million in cash. FTD and Liberty expect to complete the transaction by the end of 2014.

The strategic combination of FTD’s brand and floral network with the Provide Commerce collection of established and highly recognizable consumer gifting e-commerce brands, which include ProFlowers, Shari’s Berries and Personal Creations, will further FTD’s vision to become the world’s leading and most trusted floral and gifting company. The transaction will unite two highly complementary businesses, generate material cost synergies and create a team with “best-in-class” operating strategies. Together, FTD and Provide Commerce, each with over $600 million in annual revenues, will offer consumers innovative and expansive floral and gift products and an enhanced shopping experience. The combined company will also allow FTD to provide greater support for the overall floral industry by expanding resources to create new programs and services to support member florists in their local businesses.

“This transaction provides the opportunity to create significant value for our stockholders and offers immediate benefits for consumers and our premier network of member florists. The combination of these businesses will expand the breadth of our brands, provide opportunities to further diversify our revenue streams and open up additional avenues for growth and innovation,” said Robert S. Apatoff, President and Chief Executive Officer of FTD. “We expect the combination with Provide Commerce’s highly recognizable and successful portfolio of brands to enhance our already robust consumer product offerings. In addition, we expect the transaction will provide us with greater resources to further develop new product and service categories and broaden our consumer demographic through complementary customer bases. We are excited about the opportunities this combination will create for consumers, member florists and our stockholders.”

“We are excited to become the largest shareholder in the complementary businesses of Provide Commerce and FTD,” said Gregory B. Maffei, President and CEO of Liberty. “FTD has an extensive florist network while Provide Commerce has a proven ability to source their flowers directly from top growers. The combined company will be able to offer comprehensive and unique gifting services in the U.S. and around the world.”

“FTD and Provide Commerce share a common mission and vision,” said Chris Shimojima, CEO of Provide Commerce. “Together we will create outstanding and delighting gifting experiences for our customers for all of life’s most important moments.”

Summary of Strategic and Financial Benefits

The transaction is expected to create one of the most diversified, established and trusted floral and gifting companies in the world. FTD believes the combination will provide the following strategic and financial benefits:

•                  Deepens Consumer Gifting Category: The combination of Provide Commerce’s collection of respected and highly recognizable e-commerce brands, including ProFlowers, Shari’s Berries and Personal Creations, with FTD’s iconic brands, FTD and Interflora, and Mercury Man logo is expected to enhance FTD’s already robust consumer floral and gifting category.

•                  Strengthens Floral Network: The expected efficiencies and greater resources of this combination will enable FTD to further invest in new products, services and technology that are expected to directly benefit its vast network of florists and the floral industry as a whole.

•                  Enhances Consumer Shopping Experience: FTD will immediately be able to offer a wider selection of floral and gifting products, providing consumers with greater convenience and choice.

•                  Provides Significant Cost Synergies: The combination is expected to generate more than $25 million in annual synergies within 36 months of closing, with a goal of creating incremental value for FTD stockholders over time.

•                  Adds Significant Committed Stockholder: Liberty will own 35 percent of FTD at closing, reflecting Liberty’s commitment and belief in FTD.

•                  Increases Market Capitalization: The transaction will increase FTD’s market capitalization and shares outstanding, which is expected to enhance the ability to access the capital markets in the future.

Transaction Details

Under the terms of the transaction agreement Provide Commerce will become a wholly-owned subsidiary of FTD. The transaction is valued at $430 million, comprising 10.2 million shares of FTD common stock, valued at $309 million, based on the volume weighted average price of FTD’s shares for the 10 day period ended July 28, 2014, and $121 million in cash. Upon closing, FTD will have approximately 29.2 million shares outstanding (based on FTD shares outstanding as of July 29, 2014) and Liberty will own 35 percent of FTD shares outstanding.

Under the terms of the transaction agreement, Provide Commerce’s RedEnvelope business will be excluded from the transaction and retained by Liberty.

The transaction is expected to close by the end of 2014, subject to customary closing conditions including approval by regulators and FTD’s stockholders. FTD has secured financing commitments from Bank of America Merrill Lynch and Wells Fargo Bank, N.A. for this transaction.

Governance and Management

Upon closing of the transaction, FTD’s management team will remain in place with Robert S. Apatoff continuing as President and CEO. Robert Berglass will continue as Chairman of the Board of FTD. FTD will expand its Board of Directors from seven to 11 directors with Liberty selecting four new directors for appointment to the Board.

While the transaction is being completed, FTD and Provide Commerce expect no change in their independent, existing operations, including customer service and product availability. Upon closing of the transaction, there will be no immediate changes to the operations of Provide Commerce’s e-commerce brands.

Advisors

Moelis & Company is serving as financial advisor to FTD and Jones Day is acting as legal counsel. Baker Botts L.L.P. and Cooley LLP are acting as legal counsel for Liberty and Provide Commerce, respectively.

Conference Call and Webcast

FTD will host a conference call and webcast at 9:00 a.m. ET today to discuss the strategic acquisition of Provide Commerce. The webcast and presentation slides will be available live and archived on the investor relations section of the Company’s website at http://www.ftdcompanies.com. In addition, participants in North America may dial 877-407-4018 and International participants may dial 201-689-8471 to listen to the live broadcast.

About FTD

FTD Companies, Inc. is a premier floral and gifting company. FTD provides floral, gift and related products and services to consumers, retail florists, and other retail locations primarily in the U.S., Canada, the U.K., and the Republic of Ireland. The business uses the highly-recognized FTD® and Interflora® brands, both supported by the iconic Mercury Man logo that is displayed in nearly 40,000 floral shops in 150 countries. FTD’s portfolio of brands also includes Flying Flowers, Flowers Direct, and Drake Algar in the U.K.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: the Liberty Interactive Group and the Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation’s subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, BuySeasons, and CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.

Cautionary Information Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity.  Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements.  These forward-looking statements include, but are not limited to, statements regarding potential acquisitions, including the planned acquisition of Provide Commerce; statements regarding expected synergies and benefits of the planned acquisition of Provide Commerce; expectations about future business plans, prospective performance and opportunities; statements regarding regulatory approvals; statements regarding the expected timing of the completion of the planned acquisition of Provide Commerce; and statements about our strategies.  Potential factors that could affect these forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreements; the risk that the necessary stockholder approval may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the closing conditions to the proposed transaction may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed transaction; failure to realize the benefits expected from the proposed transaction; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed transaction on the ability of FTD and Provide Commerce to retain customers and retain and hire key personnel, maintain relationships with suppliers, and on their operating results and businesses generally, as well as the factors disclosed in the Company’s filings with the Securities and Exchange Commission, including without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.  Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted.  Except as required by law, we undertake no obligation to publicly release the results of any revision or update to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Definitions

Cash Earnings per Share. FTD defines cash earnings per share as net income adjusted to exclude the after-tax impact of stock-based compensation, amortization, transaction-related and integration costs, litigation and dispute settlement charges or gains, restructuring and other exit costs, and loss on extinguishment of debt divided by shares outstanding.

Litigation and dispute settlement charges or gains include estimated losses for which FTD has established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, FTD related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by FTD related to such matters are also included in these adjustments.

Transaction-related and integration costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. Transaction-related and integration costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Additional Information

FTD will solicit the required approval of its stockholders by means of a proxy statement, which will be mailed to stockholders upon completion of the required Securities and Exchange Commission (SEC) filing and review process. The proxy statement will contain information about FTD, Provide Commerce, the proposed transaction and related matters. FTD stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the transaction. In addition to receiving the proxy statement from FTD in the mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about FTD, without charge, at the SEC’s web site, www.sec.gov, or from FTD at its website,

www.ftdcompanies.com, or FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515, Attention: Corporate Secretary.

Participants in Solicitation

FTD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from FTD’s stockholders with respect to the proposed transaction. Information regarding any interests that FTD’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

Contacts for FTD
Investor Relations:	Media Inquiries:
Jandy Tomy	Phil Denning
630-724-6984	203-682-8246
ir@ftdi.com	phil.denning@icrinc.com

Contacts for Liberty Interactive Corporation

Investor Relations:

Courtnee Ulrich

720-875-5420

courtnee@libertymedia.com